Exhibit 99.1

WITHOUT PREJUDICE

STANDSTILL AGREEMENT

by and between

ENVIROKARE TECH, INC.

as COMPANY

and

STEVE PAPPAS,

as SP

April 14, 2006

STANDSTILL AGREEMENT

              THIS STANDSTILL AGREEMENT (the "Agreement"), dated as of April 14, 2006, is made and entered into by and between Envirokare Tech, Inc. ("Company"). a Nevada corporation, with its principal offices at 641 Lexington Avenue,14th Floor, New York, New York 10022 and Steve Pappas ("SP") residing at 44 87th Street, Brooklyn, New York 11209-4216. WHEREAS, a dispute between the parties hereto is presently pending in the United States District Court, Southern District of New York (Civil Action No. 05-cv-05515 (LAK)), (the "Litigation"); and

              WHEREAS, the parties hereto are desirous of discontinuing the Litigation on the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

VOTING RIGHTS OF SP SHARES

              1.01 Suspension of Voting Rights. SP hereby agrees that for and during a period of five (5) years commencing the date of this Agreement (the "Time Period") all of the issued and outstanding shares of the Company stock that he now or hereafter owns and in which he now or hereafter has or will have any beneficial interest ( the "Voting Securities" ) will not during the Time Period be voted at either any meeting of the shareholders of the Company or for or against any proposal or resolution submitted to the shareholders of the Company for their consideration or adoption.

              1.02 Notice of Voting Rights Suspension. The parties agree that unless and until sale on the open market and not privately the following legend shall be placed and retained upon SP's Voting Securities :

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STANDSTILL AGREEMENT, DATED AS OF APRIL 14, 2006 AMONG THE ISSUER AND STEVE PAPPAS AND ANY OF THEIR SUCCESSORS AND ASSIGNS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE ISSUER AND THE ISSUER WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE RIGHTS, TERMS AND CONDITIONS OF SUCH AGREEMENT."

              1.03 Termination of Voting Rights Suspension. Upon sale of any Voting Securities on the open market and not privately, the suspension of voting on such Voting Securities sold shall cease and terminate with such suspension no longer in force or effect.

ARTICLE II

COVENANTS; BREACH; EQUITABLE RELIEF

               2.01 Covenants. SP covenants and agrees that for and during the Time Period:

              (a) he will not be or become an Officer of either the Company or any one or more of its affiliates;
              (b) he will not directly or indirectly solicit any proxies in opposition to the current Directors of the Company (defined herein and hereafter to mean and include only Nicholas Pappas, George Kazantzis, Dr. John Verbicky, Dr. Walter Gerasimowicz, Douglas Davidian and Louis Savelli);
              (c) he will not directly or indirectly form or become part of any group in opposition to the current Directors; and
              (d) he will only sell, transfer or otherwise dispose of his Company securities on the open market and not privately.

              2.02 Breach. SP agrees that in the event he breaches any of the above covenants or agreements he will pay all costs and expenses (including reasonable legal fees and disbursements) incurred and to be incurred by the Company and its current Directors in their respective enforcing of adherence to and compliance with such covenants and agreements. 2.03 Equitable Relief. SP acknowledges that a breach by him of any one or more of the above covenants or agreements may cause irreparable harm to the Company and that damages would be difficult to determine. Accordingly, in the event of any such breach, the Company and the current Directors shall be entitled to, in addition to all other legal remedies available to them, injunctive relief restraining SP from any further or continued breach of his obligations.

ARTICLE III

INTER-VIVOS TRUST TERMINATION; RETURN OF COMPANY SHARES

              3.01 Termination Date Acceleration. SP and the Trustee of his inter-vivos trust dated August 7, 2003 have agreed that the termination date of the trust shall be changed from August 7, 2006 to the tenth day immediately following the date of this Agreement (the "Trust Termination Date).

              3.02 Share Return.. On the Trust Termination Date, SP shall execute and deliver to the Trustee a receipt and release agreement in the form annexed hereto as Annex A and Trustee simultaneously therewith shall deliver or cause to be delivered to SP all of the shares of the Company held by him as Trustee in the Trust.

ARTICLE IV

COMPANY STOCK OPTIONS; EXERCISE CREDIT

              4.01 Stock Options. The Company agrees that within ten days of the date of this Agreement, it shall issue to SP additional Company stock options to purchase 1,200,000 shares of the Company on any business day within ten (10) years of the date of issuance, at an exercise price of $ 0.965 per share and in the form annexed hereto as Annex B.

              4.02 Exercise Credit. The Company agrees that in his exercise hereafter of any and all Company warrants or Company options, SP shall be credited with the aggregate sum of $200,000.

ARTICLE V

MISCELLANEOUS

              5.01 Termination of Litigation and Expenses. Upon execution of this Agreement, counsel for the Company and SP shall enter into a stipulation of dismissal of the current litigation and present that stipulation to the Court, seeking an Order dismissing all claims in the litigation without prejudice. Except as otherwise expressly provided for herein, the Company and SP (i) shall pay and be solely responsible for all of its or his own expenses (including attorneys' fees and disbursements) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and (ii) shall pay and be solely responsible for, and shall not be required to reimburse the other party for, any expenses (including attorneys' fees) incurred by it or them in connection with the Litigation.

              5.02 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

              5.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class registered air mail, return receipt requested, or on the next business day following transmission, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Company and SP will, unless another address is specified in writing, be sent to the address indicated below:

Notices to the Company:
Envirokare Tech, Inc.
641 Lexington Avenue
14th Floor
New York, NY 10022:
FAX:

With a copy to:
Dorsey & Whitney LLP
250 Park Avenue
New York, New York 10177
Attention: Richard L. Russell/ Roger Magnusson
FAX: 1-212-953-7201

Notices to SP:
Steve Pappas
44 87th Street
Brooklyn, New York 11209-4216
FAX:

With a copy to:
Windels Marx Lane & Mittendorf LLP
156 West 56th Street
New York, New York 10019
Attention: John D. Holden/ Walter F.X. Healy
FAX: 1-212-262-1215

              5.04 Assignment. This Agreement, and any of the rights or obligations of SP hereunder, may not be assigned or delegated by him without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion, and any such purported assignment or delegation without such prior written consent shall be void and of no force or effect. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

              5.05 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              5.06 Entire Agreement. This Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

              5.07 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

              5.08 Governing Law. The internal law, without regard to conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law), will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

              5.09 Waiver; Jurisdiction. Each party hereto hereby irrevocably (i) agrees that any legal or equitable action, suit or proceeding arising out of or relating to this Agreement , may be instituted in any state or federal court located in the County of New York, State of New York; (ii) waives any objection which it may now or hereafter have to the venue or forum of any such action, suit or proceeding; (iii) waives the right to a trial by jury in any such action, suit or proceeding; (iv) submits to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the County of New York, State of New York for purposes of any such action, suit or proceeding; (v) waives any objection they or it may now or hereafter have to the personal jurisdiction and subject matter jurisdiction in any such action, suit or proceeding which may be instituted in any state or federal court in the County of New York, State of New York; (vi) waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the other party relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any other action or proceeding commenced and relating in any way to this Agreement, whether or not commenced earlier; (vii) appoints Corporation Service Company, which currently maintains an Albany, New York office at 60 State Street, 6th Floor, Albany, New York 12207, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding; and (viii) agrees that so long as such party has any obligations under this Agreement, they or it will maintain a duly appointed agent in New York City for the service of such process or summons, and if they fail to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to them or it at their or its address as provided for notices under this Agreement, such party irrevocably waiving any right to assert that failure of such process agent to appear in any such action or proceeding is a defense thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENVIROKARE TECH, INC.

By: __/s/ George Kazantzis__________
Name: George Kazantzis
Its: President

By: ___/s/ Steve Pappas____________
Name: Steve Pappas

STATE OF NEW YORK)
COUNTY OF NEW YORK) SS.:

On the ___day of __________, before me personally came _________________________to me known, who being by me duly sworn, did depose and say that he is the _______________of Envirokare Tech, Inc, the company described in and which executed the foregoing instrument; and acknowledged that he signed his name thereto on behalf of said company.

_______________________
Notary Public

STATE OF NEW YORK)
COUNTY OF NEW YORK) SS.:

On the ___day of ______________, before me personally came Steve Pappas to me known, who being by me duly sworn, did depose and say that he is the person described in and who executed the foregoing instrument, and acknowledged that he signed his name thereto.

_______________________
Notary Public